UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2010

RESPONSE GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor
Los Angeles, California 90033
(323) 224-3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On September 10, 2010, Response Genetics, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with Denise McNairn, its Vice President, General Counsel, and Secretary, which amends her current agreement to (i) restore the change in control/severance benefits to which she was entitled under her prior agreement during the third year of her employment and (ii) clarify that, upon termination of her employment, Ms. McNairn will receive payment for all then-accrued and unused paid time off in accordance with the Company’s paid time off policy and applicable law.

The summary of the Agreement with Ms. McNairn is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d)           The following exhibits are being filed with this report

Exhibit Number                                           Document Description

10.1 Amended and Restated Employment Agreement between Response Genetics, Inc. and Denise McNairn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Dated: September 16, 2010	By: /s/ Kathleen Danenberg
Name: Kathleen Danenberg
Title: President and Chief Executive Officer